                                                                     EXHIBIT 1-A




                           FORD MOTOR CREDIT COMPANY

                               Medium-Term Notes

                             Sales Agency Agreement

                                                                            , 19


[Name and address of Sales Agent]


Dear Sirs:

        Ford Motor Credit Company, a Delaware corporation (the "Company"),
proposes to issue and sell up to $         principal amount of its Medium-Term
Notes Due from 9 Months to 30 Years from Date of Issue having the terms specified from time to time in each Prospectus referred to below or any amendment or supplement thereto (the "Notes"). Subject to the terms and conditions stated herein, the Company hereby (i) appoints [Name of Sales Agent], as agent[s] of the Company, for the purpose of soliciting purchases of the Notes from the Company and you hereby agree to use your best efforts to solicit purchases of the Notes, (ii) reserves the right to sell Notes directly on its own behalf and[, substantially contemporaneously herewith, to enter into [an] agreement[s] substantially identical hereto (hereinafter called the "Other Agreement[s]") with [Name of other sales agent or agents] and] (iii) agrees that, except as otherwise contemplated herein, whenever it determines to sell Notes directly to you as principal, it will enter into a separate agreement (each a "Terms Agreement"), substantially in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, in accordance with Section 3(c) hereof.

        1.  The Company represents and warrants to you that:

            (a)  Registration statement (No. 33-       ) in respect
        of the Notes has been filed with the Securities and Exchange Commission (the "Commission") in the form heretofore delivered to you (the various parts of such registration statement, including all exhibits thereto but excluding Form T-1, as amended at the time such part became effective, being hereinafter called the "Registration Statement", and each prospectus relating to the Notes described therein, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, pursuant to Rule

            424 under the Securities Act of 1933, as amended (the "Act"), being hereinafter called the "Prospectus"; any reference herein to the Registration Statement or the Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the effective date of the Registration Statement or the date of such Prospectus, as the case may be; any reference to any amendment or supplement to the Registration Statement or the Prospectus shall be deemed to include any documents filed after the effective date of the Registration Statement or the date of such Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and so incorporated by reference; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to and include the Prospectus as each time amended or supplemented with respect to Notes sold pursuant to this Agreement, in the form in which it is filed with the Commission pursuant to Rule 424 under the Act in accordance with Section 4(a) hereof); and the Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission;

                 (b) No order preventing or suspending the use of the Prospectus has been issued by the Commission, and the Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in the Prospectus in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use therein;

                 (c) The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and any further documents so filed and incorporated by reference, when they are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder;

                 (d) The Registration Statement and the Prospectus conform, and any amendments or supplements thereto will conform, in all material respects to the requirements of the Act, the Exchange Act, where applicable, and the rules and regulations of the Commission under the Act or the Exchange Act, as applicable, and do not and will not, as of the applicable effective date of the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use therein; when the Registration Statement became effective and at all times thereafter, the Indenture dated as of February 1, 1985, as heretofore supplemented (the "Indenture"), between the Company and Chemical Bank as successor to Manufacturers Hanover Trust Company, as Trustee (the "Trustee"), under which the Notes are to be issued, has been duly qualified under, and conforms in all material respects to the requirements of, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act");

                 (e)       The Company and Ford Holdings, Inc.
            ("Holdings") have each been duly incorporated, and each is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation; and each has corporate power and authority, and has all licenses, permits, orders and other governmental and regulatory approvals, to own or lease its properties and conduct its business in the jurisdictions in which such business is transacted as described in the Prospectus, with only such exceptions as are not material to the business of the Company and its subsidiaries considered as a whole;

                 (f) This Agreement has been duly authorized, executed and delivered on behalf of the Company and is a valid and legally binding agreement of the Company in accordance with its terms; each Note has been or will be duly authorized prior to the issuance and sale thereof and, when duly authorized and when completed and authenticated as contemplated by the Indenture and delivered and paid for in accordance with this Agreement, the Other Agreement[s] and any Terms Agreement, will have been duly authorized, executed, authenticated, issued and delivered and will constitute a valid and legally binding obligation of the Company in accordance with its terms and will be entitled to the benefits provided by the Indenture, which will be substantially in the form included as an exhibit to the Registration Statement; and the Indenture has been duly authorized by the Company, and as executed and delivered by the Company and the Trustee, constitutes a valid and legally binding instrument of the Company in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law;

                 (g) There is no consent, approval, authorization, order, registration or qualification of or with any court or any regulatory authority or other governmental body having jurisdiction over the Company which is required for, and the absence of which would materially affect, the issue and sale of the Notes as contemplated by this Agreement, the Other Agreement[s] and any Terms Agreement, or the execution, delivery or performance of the Indenture, except the registration under the Act of the Notes, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the securities or Blue Sky laws of any jurisdiction in connection with the offering of the Notes by you; and

                 (h) Coopers & Lybrand, who have certified certain of the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus, are, to the best of the knowledge of the Company, independent certified public accountants as required by the Act and the rules and regulations of the Commission thereunder.

                 2. You propose to solicit purchases of the Notes upon the terms and conditions set forth in the Registration Statement, as amended or supplemented from time to time, and in connection therewith will use the Prospectus as then amended or supplemented which has been most recently distributed to you by the Company, only as permitted or contemplated thereby, and will solicit purchases of the Notes only as permitted by the Act and the applicable securities laws or regulations of any jurisdiction.

                 3. (a) The Company agrees to pay you a commission equal to the following percentage of the principal amount of Notes sold, provided that the purchase of such Notes was solicited by you:

               Range of Maturities                                       Commission
       More than 9 months to up to 1 year                                       .050%
       1 year to up to 18 months                                                .075%
       18 months to up to 2 years                                               .125%
       2 years to up to 3 years                                                 .175%
       3 years to up to 4 years                                                 .250%
       4 years to up to 5 years                                                 .300%
       5 years to up to 6 years                                                 .350%
       6 years to up to 7 years                                                 .375%
       7 years to up to 8 years                                                 .400%
       8 years to up to 9 years                                                 .425%
       9 years to up to 10 years                                                .450%
       10 years to up to 15 years                                               .475%
       15 years to up to 20 years                                               .550%
       20 years to up to 30 years                                               .600%
       30 years                                                                 .600%

                (b) Unless otherwise instructed by the Company, you shall communicate to the Company, orally or in writing, each offer to purchase Notes. Unless otherwise agreed by the Company and you, the Company shall have the sole right to accept offers to purchase

Notes offered through you and may reject any proposed purchase of Notes as a whole or in part. You shall have the right, in your discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of your agreements contained herein. Procedural details relating to the issue and delivery of, and the solicitation of purchases and payment for, Notes are set forth in the Medium-Term Note Procedure attached hereto as Exhibit A (the "Procedure"). The provisions of the Procedure shall apply to all transactions contemplated hereunder other than those made pursuant to a Terms Agreement. You and the Company each agree to perform the respective duties and obligations specifically provided to be performed by each in the Procedure as amended from time to time. The Procedure may only be amended by written agreement of the Company and you. The documents required to be delivered by Section 5 hereof shall be delivered at the office of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022 at 10:00 a.m., New York City time, on
         , 19 , or at such other time and date as you and the Company may agree upon in writing, the time and date of such delivery being herein called the "Closing Date".

               (c) Each sale of Notes to you as principal shall be made in accordance with the terms of this Agreement and (unless the Company and you shall otherwise agree) a Terms Agreement (which may be written or oral) that will provide for the sale of such Notes to, and the purchase thereof by, you. A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by you. Your commitment to purchase Notes as principal, whether pursuant to any Terms Agreement or otherwise, shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased by you pursuant thereto, the price to be paid to the Company for such Notes, any provisions relating to rights of, and default by, underwriters acting together with you in the reoffering of the Notes and the time and date and place of delivery of and payment for such Notes. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants' letters and officers' certificates pursuant to Section 6 hereof.

               For each sale of Notes to you as principal that is not made pursuant to a Terms Agreement, the principal amount and any other term of such Notes and the procedural details relating to the issue and delivery of such Notes and payment therefor shall be as set forth in the Procedure. For each such sale of Notes to you as principal that is not made pursuant to a Terms Agreement, the Company agrees to pay you a commission as provided in Section 3(a) hereof and in accordance with the schedule set forth therein, and such sale shall be on such other terms as described in the Prospectus as amended or supplemented. You may resell any Note purchased by you as principal to another broker-dealer and may reallow a portion of the discount not in excess of 66-2/3% of the discount received by you to such broker-dealer.

               Each time and date of delivery of and payment for Notes to be purchased by you as principal, whether set forth in a Terms Agreement or in accordance with the Procedure, is referred to herein as a "Time of Delivery".

               (d) You agree, with respect to any Note denominated in a currency other than U.S. dollars, as agent, directly or indirectly, not to solicit offers to purchase, and as principal under any Terms Agreement or otherwise, directly or indirectly, not to offer, sell or deliver, such Note in or to residents of the country issuing such currency (or, if such Note is denominated in a composite currency, in any country issuing a currency comprising a portion of such composite currency) except as permitted by applicable law.

               4.  The Company agrees:

               (a) (i) To make no amendment or supplement to the Registration Statement or the Prospectus (A) prior to the Closing Date which shall be disapproved by you promptly after reasonable notice thereof or (B) after the date of any Terms Agreement or purchase by you as principal prior to the related Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; (ii) to prepare, with respect to any Notes to be sold pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by you and to file such Pricing Supplement pursuant to Rule 424 under the Act; (iii) to make no amendment or supplement to the Registration Statement or the Prospectus at any other time prior to having furnished you with a copy of the proposed form thereof and given you a reasonable opportunity to review the same; (iv) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required by law in connection with the sale of any of the Notes; (v) to advise you promptly, after the Company has been notified, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to or amendment of the Prospectus has been filed or mailed for filing, of the issuance of any stop order by the Commission or the suspension of the qualification of Notes for offering or sale in any state or the initiation or threatening of any proceeding for any such purpose, and of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and (vi) in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

               (b) Promptly from time to time to take such action as you may reasonably request in order to qualify the Notes for offering and sale under the securities laws of such states as you may request and to continue such qualifications in effect so long as necessary under such laws for the sale of the Notes, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation to do business, or to file a general consent to service of process, in any jurisdiction;

               (c) To furnish you with copies of each amendment to the Registration Statement and of each amendment and supplement to the Prospectus relating to Notes sold by you in such quantities as you may from time to time reasonably request; and if at any time when the delivery of a prospectus shall be required by law in connection with sales of any of the Notes (including Notes purchased from the Company by you as principal), either (i) any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) for any other reason it shall be necessary to amend or supplement the Prospectus, as then amended or supplemented, or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you promptly to suspend solicitation of purchases of the Notes; and forthwith upon receipt of such notice, you shall suspend your solicitation of purchases of the Notes and shall cease using the Prospectus as then amended or supplemented which has been most recently distributed to you by the Company; and if the Company shall decide to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, it will promptly advise you by telephone (with confirmation in writing) and will promptly prepare and file with the Commission an amendment or supplement to the Registration Statement or the Prospectus which will correct such statement or omission or effect such compliance and will advise you when you are free to resume such solicitation; provided, however, that if during such same period you continue to own Notes purchased from the Company by you as principal pursuant to a Terms Agreement, and a period of six months shall not have elapsed after the Time of Delivery relating to such Notes, the Company shall promptly prepare, file with the Commission and deliver to you as many copies as you may request of such an amendment or supplement; and in case you are required by law to deliver a prospectus in connection with the sales of any Notes at any time six months or more after the Time of Delivery relating to such Notes, upon your request, but at your expense, to prepare, file with the Commission and deliver to you as many copies as you may request of an amended or supplemented prospectus complying with Section 10(a)(3) of the Act; and provided further that if during such same period you continue to own Notes purchased from the Company by you as principal otherwise than pursuant to a Terms Agreement, and if a period of six months shall not have elapsed after the Time of Delivery relating to such Notes, the Company shall promptly prepare, file with the Commission and deliver to you as many copies as you may request of such amendment or supplement; and in case you are required by law to deliver a prospectus in connection with the sales of any Notes at any time six months or more after the Time of Delivery relating to such Notes, upon your request, but at your expense, to prepare, file with the Commission and deliver to you, subject to a delay of not more than 30 days if the Company at that time shall have suspended sales of Notes generally, as many copies as you may request of an amended or supplemented prospectus complying with Section 10(a)(3) of the Act;

                 (d) To make generally available to its security holders as soon as practicable, but in any event no later than eighteen months after the effective date of the Registration Statement (as such date is defined in Rule 158(c) under the Act), an earning statement of the Company and its consolidated subsidiaries complying with Rule 158 under the Act and covering a period of at least twelve consecutive months beginning after such effective date;

                 (e) To the extent not otherwise provided pursuant to subsection (c) hereof, to furnish to you (i) forthwith after the Company is required to file the same with the Commission, copies of any information, documents and other reports which the Company is required to file with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, and (ii) at the earliest time the Company makes the same available to others, copies of its annual reports and other financial reports furnished or made available to banks or to the public generally;

                 (f) To pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including, but not limited to, the cost of all qualifications of the Notes under state securities laws (including reasonable fees and disbursements of your counsel in connection with such qualifications and with legal investment surveys and reasonable fees and expenses of special counsel in any state in the event it should become necessary to obtain opinions of such counsel as to usury or other matters of local law in order to obtain or maintain any such qualifications), any fees of rating agencies with respect to the Notes, the cost of printing the Prospectus and any amendment or supplement thereto and this Agreement and any advertising expenses connected with the offering and sale of Notes so long as such advertising expenses have been approved by the Company (it being understood that except as provided in this subsection and Section 10 hereof, you will pay all of your own costs and expenses, including fees of your counsel); and

                 (g) On any date on which Ford Motor Company ("Ford") shall release to the general public interim financial information included in or derived from Ford's consolidated statement of income for a period ending on the last day of the preceding calendar quarter, the Company shall cause Coopers & Lybrand forthwith to furnish you a letter, dated no earlier than two days prior to the date of such release, substantially in the form of Annex II hereto.

                 5. Your obligations to proceed hereunder, as agent or as principal, pursuant to any Terms Agreement or otherwise, shall be subject, in your discretion, to the condition that all representations and warranties and other statements of the Company herein (and, in the case of any obligation of yours under a Terms Agreement, in or incorporated in such Terms Agreement by reference) are, at and as of the Closing Date or any Time of Delivery, true and correct, the condition that the Company shall have performed all its obligations hereunder theretofore to be performed, in all material respects, and the following additional conditions:

                 (a) The Registration Statement shall have become effective and you shall have received notice thereof; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with or otherwise satisfied.

                 (b) J.M. Rintamaki, Esq., an Assistant General Counsel and Secretary of Ford, and J.D. Bringard, Esq., General Counsel of the Company, or other counsel satisfactory to you in your reasonable judgment, shall have furnished to you their written opinion, dated the Closing Date and each applicable date referred to in Section 6(c) hereof, in form satisfactory to you in your reasonable judgment, to the effect that:

                    (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power under the laws of such State to own its properties and conduct its business as described in the Prospectus, and is duly qualified and in good standing to do business as a foreign corporation in the State of Michigan;

                   (ii) The Company has an authorized capital stock as set forth in the Prospectus and all the outstanding shares of its capital stock have been duly and validly authorized and issued and are owned of record and beneficially by Ford, and have not been pledged or otherwise encumbered by Ford;

                  (iii) Holdings has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power under the laws of the State of Delaware to own its properties and conduct its business as presently conducted;

                   (iv) This Agreement and any applicable Terms Agreement have been duly authorized, executed and delivered by the Company;

                    (v) The Indenture has been duly authorized, executed and delivered by, and constitutes a valid and binding instrument of, the Company and has been duly qualified under the Trust Indenture Act;

                   (vi) The Notes have been duly authorized and when duly executed, completed and authenticated in accordance with the Indenture and delivered and paid for as provided in this Agreement, any applicable Terms Agreement and the Other Agreement[s] will have been duly issued under the Indenture and will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture;

                  (vii) The issue and sale of the Notes and the compliance by the Company with all provisions of the Notes, the Indenture, this Agreement, any applicable Terms Agreement and the Other Agreement[s] will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (in each case material to the Company and its subsidiaries considered as a whole), or result in the creation or imposition of any lien, charge or encumbrance (in each case material to the Company and its subsidiaries considered as a whole) upon any of the property or assets of the Company or Holdings pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or other similar agreement or instrument known to such counsel under which the Company or Holdings is a debtor or a guarantor, nor will such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company;

                 (viii) The documents incorporated by reference in the Prospectus (other than the financial statements and other accounting information contained or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder;

                 (ix) The Registration Statement has become effective under the Act and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission; the Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to the date of such opinion (other than Exhibits 12-A and 12-B to the Registration Statement and the financial statements and other accounting information contained in the Registration Statement and the Prospectus or omitted therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder; and the statements in the Registration Statement and Prospectus under the caption "Description of Notes" are accurate and fairly present the information required or purported to be shown;

                 (x) The Amended and Restated Profit Maintenance Agreement dated as of July 1, 1993 between Ford and the Company (referred to in the Notes to the Financial Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 1993) has been duly authorized, executed and delivered by the parties thereto and is a valid and binding agreement of such parties;

                 (xi) Such counsel believe that neither the Registration Statement nor the Prospectus as amended or supplemented (other than Exhibits 12-A and 12-B to the Registration Statement and the financial statements and other accounting information contained in the Registration Statement and the Prospectus or omitted therefrom, as to which such counsel need express no opinion) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                 (xii) Such counsel do not know of any contract or other document of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or the Prospectus which is not filed or incorporated by reference or described as required; and

                 (xiii) Such counsel do not know of any legal or governmental proceedings pending to which the Company or Holdings is a party or of which any property of the Company or Holdings is the subject, and no such proceedings are known by such counsel to be threatened or contemplated by governmental authorities or threatened by others, other than as set forth or contemplated in the Prospectus and other than such proceedings which, in his opinion, will not have a material adverse effect upon the general affairs, financial position, net worth or results of operations (on an annual basis) of the Company and its subsidiaries considered as a whole.

       Such opinion may be made subject to the qualification that the enforceability of the terms of the Indenture, the Notes and that certain agreement referred to in paragraph (x) of this subsection (b) may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law and the enforceability of the terms of the Indenture and the Notes may (i) be subject to provisions of law which require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars and (ii) be limited insofar as it concerns the Company's indemnity against any loss in obtaining any foreign currency from the proceeds of a court judgment.

               (c) Shearman & Sterling shall have furnished to you their written opinion, dated the Closing Date, and each applicable date referred to in Section 6(e) hereof, in form satisfactory to you in your reasonable judgment, to the effect that:

                 (i) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware and has the corporate power under the laws of such State to own its properties and carry on its business as set forth in the Prospectus;

                   (ii) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company;

                  (iii) The Notes have been duly authorized by the Company and when executed by the Company and completed and authenticated by the Trustee in accordance with the Indenture and delivered and paid for as provided in this Agreement, any applicable Terms Agreement and the Other Agreements will have been duly issued under the Indenture and will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture;

                   (iv) The documents incorporated by reference in the Prospectus (other than the financial statements and other accounting information contained or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), when they were filed with the Commission, appeared on their face to be appropriately responsive in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder;

                    (v) The Registration Statement has become effective under the Act, is still effective, and to the best knowledge of such counsel no proceedings for a stop order are pending or threatened;

                   (vi) The Registration Statement and the Prospectus (other than Exhibits 12-A and 12-B to the Registration Statement and the financial statements and other accounting data contained in the Registration Statement and the Prospectus or omitted therefrom, as to which such counsel need express no opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder;

                  (vii) The Indenture and the Notes conform as to legal matters with the descriptions thereof contained in the Registration Statement and the Prospectus; and

                 (viii) This Agreement and any applicable Terms Agreement have been duly authorized, executed and delivered by the Company.

       Such opinion shall also confirm their advice set forth under "United States Taxation" in the Prospectus as amended or supplemented and may be made subject to the qualification that the enforceability of the terms of the Indenture and the Notes (i) may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law,
       (ii) may be subject to provisions of law which require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars and (iii) may be limited insofar as it concerns the Company's indemnity against any loss in obtaining any foreign currency from the proceeds of a court judgment.

               (d) Sullivan & Cromwell, special tax counsel for the Company, shall have furnished to you their written opinion, dated the Closing Date and each applicable date referred to in Section 6(e) hereof, in form satisfactory to you in your reasonable judgment, as to matters set forth under "United States Taxation" in the Prospectus as amended or supplemented.

               (e) If the Notes are denominated in a currency other than U.S. dollars, the Company shall have caused to be furnished to you a written opinion of counsel expert in the laws of the country of such currency, based on the laws of such country in effect on each applicable date referred to in Section 6(e) hereof, dated each applicable date referred to in Section 6(e) hereof, in form and substance satisfactory to you in your reasonable judgment, relating to exchange control authorization, or any other authorization, approval, permission or consent of, or filing, recording or registration necessary under the laws of such country, deduction or withholding for or on account of taxes of any nature whatsoever imposed or levied by or on behalf of such country, all in connection with the execution, issue, sale and delivery of the Notes, the execution and delivery of this Agreement and the Indenture, and any other related matters as you may reasonably request.

               (f) Coopers & Lybrand shall have furnished to you a letter (which letter shall be substantially identical to the draft of such letter which shall have been delivered to you at 10:00 a.m., New York City time, on the business day preceding the date that such letter is delivered), dated the date of the Closing Date and each applicable date referred to in Section 6(d) hereof, in form satisfactory to you in your reasonable judgment, to the effect set forth in Annex III hereto.

               (g) The Company shall have caused to be furnished to you at or prior to the Closing Date such additional letters from Coopers & Lybrand relating to financial statements of Holdings and its subsidiaries included in the Registration Statement and the Prospectus, if any, in such form and dated as of such dates as you shall reasonably request.

               (h) The Company shall have furnished or caused to be furnished to you at the Closing Date and each applicable date referred to in
       Section 6(b) hereof certificates in form satisfactory to you in your reasonable judgment to the effect that (i) the representations and warranties of the Company contained in this Agreement and any Terms Agreement are true and correct on and as of the date of such certificate as though made at and as of the date of such certificate; (ii) the Company has duly performed, in all material respects, all obligations required to be performed by it pursuant to the terms of this Agreement or any Terms Agreement at or prior to the date of such certificate; (iii) the Registration Statement has become effective, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission and all requests for additional information on the part of the Commission have been complied with or otherwise satisfied; and (iv) at and as of the date of such certificate neither the Registration Statement nor the Prospectus as amended or supplemented contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no such certificate shall apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use therein.

               (i) For each sale of Notes to you as principal, prior to the Time of Delivery (a) there shall not have been since the trade date thereof such a change in United States or international financial, political, or economic conditions, currency exchange rates or currency exchange controls as would, in your reasonable judgment, render it impracticable or inadvisable to consummate the sale and delivery of the Notes, (b) the United States shall not have become engaged in hostilities which have resulted in the declaration of a national emergency or a declaration of war and which, in your reasonable judgment, make it impracticable or inadvisable to proceed with such sale and delivery, and (c) since the respective dates as of which information is given in the Prospectus as amended or supplemented, there shall not have occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or assets of the Company and its subsidiaries considered as a whole, or any material adverse change in the financial position or results of operations of the Company and its subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented, which in any such case makes it impracticable or inadvisable in your reasonable judgment to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus as amended or supplemented.

               6.  The Company agrees that:

               (a) Each acceptance by it of an offer for the purchase of Notes hereunder (including any purchase by you as principal not pursuant to a Terms Agreement), and each execution and delivery by the Company of a Terms Agreement with you, shall be deemed to be an affirmation that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct at the time of such acceptance or of such Terms Agreement, and an undertaking that such representations and warranties will be true and correct at the settlement date for the Note or Notes relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of each such time (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to each such time);

               (b) Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates offered on the Notes or a change in the principal amount of the Notes remaining to be sold or similar changes) and each time the Company sells Notes to you as principal and the applicable Terms Agreement specifies the delivery of a certificate under this Section 6(b) as a condition to the purchase of Notes pursuant to such Terms Agreement, the Company shall furnish or cause to be furnished forthwith to you a certificate in form satisfactory to you in your reasonable judgment to the effect that the statements contained in the certificates referred to in Section 5(h) hereof which were last furnished to you are true and correct at the time of such amendment, supplement or Time of Delivery as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to such time) or, in lieu of such certificate, certificates of the same tenor as the certificates referred to in said Section 5(h) but modified to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such certificates;

               (c) Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates offered on the Notes or a change in the principal amount of the Notes remaining to be sold or similar changes) and each time the Company sells Notes to you as principal and the applicable Terms Agreement specifies the delivery of an opinion under this Section 6(c) as a condition to the purchase of Notes pursuant to such Terms Agreement, the Company shall furnish or cause to be furnished forthwith to you a written opinion of J.M. Rintamaki, Esq., an Assistant General Counsel and Secretary of Ford, and J.D. Bringard, Esq., General Counsel of the Company, or other counsel satisfactory to you in your reasonable judgment, dated the date of delivery of such opinion, in form satisfactory to you in your reasonable judgment, of the same tenor as the opinion referred to in
       Section 5(b) hereof but modified to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such opinion or, in lieu of such opinion, counsel last furnishing such an opinion to you shall furnish you with a letter to the effect that you may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such letter authorizing reliance);

               (d) Each time that the Registration Statement or the Prospectus shall be amended or supplemented to set forth financial information included in or derived from the Company's consolidated statement of income through the end of the preceding calendar quarter, and each time that the Registration Statement or the Prospectus shall be amended or supplemented to set forth financial information included in or derived from the Company's financial or accounting records, and each time the Company sells Notes to you as principal and the applicable Terms Agreement specifies the delivery of a letter under this Section 6(d) as a condition to the purchase of Notes pursuant to such Terms Agreement, the Company shall cause Coopers & Lybrand forthwith to furnish you a letter, dated the date of filing of such amendment or supplement with the Commission or Time of Delivery, in form satisfactory to you in your reasonable judgment, of the same tenor as the portions of the letter referred to in clauses (i) and (ii) of Annex III hereof and of the same general tenor as the portions of the letter referred to in clause (iii) of said Annex III with such changes as may be necessary to reflect changes in the financial statements and other information included in or derived from the accounting records of the Company, to the extent such financial statements and other information are available as of a date not more than eight business days prior to the date of such letter; and

               (e) Each time the Registration Statement or the Prospectus shall be amended or supplemented by a Pricing Supplement to provide for the offer and sale of Notes denominated in a currency other than U.S. dollars, each time the Company sells Notes to you as principal and the applicable Terms Agreement specifies the delivery of an opinion or opinions by Shearman & Sterling or Sullivan & Cromwell and each time Notes denominated in a currency other than U.S. dollars are sold to you as principal pursuant to a Terms Agreement and counsel expert in the laws of the country of such currency is required to deliver an opinion as a condition to the purchase of Notes pursuant to such Terms Agreement, the Company shall furnish to each such counsel such papers and information as they may reasonably request to enable them to furnish to you the opinion or opinions referred to in Section 5 hereof.

               7. (a) The Company will indemnify you and hold you harmless against any losses, claims, damages or liabilities, joint or several, to which you may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse you for any legal or other expenses reasonably incurred by you in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by you expressly for use therein; and provided further that the Company shall not be liable to you or any person controlling you under the indemnity agreement in this subsection (a) with respect to the Prospectus to the extent that any such loss, claim, damage or liability to you or such controlling person results from the fact that you sold Notes to a person to whom there was not sent or given, at or prior to the earlier of either the mailing or delivery of the written confirmation of such sale or the delivery of such Notes to such person, a copy of the Prospectus as then amended or supplemented (excluding documents incorporated by reference), if the Company has previously furnished copies thereof to you.

               The indemnity agreement in this subsection (a) shall be in addition to any liability which the Company may otherwise have and shall extend upon the same terms and conditions to each person, if any, who controls you within the meaning of the Act.

               (b) You will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by you expressly for use therein; and will reimburse the Company for any legal fees or other expenses reasonably incurred by the Company in connection with investigation or defending any such action or claim.

               The indemnity agreement in this subsection (b) shall be in addition to any liability which you may otherwise have and shall extend upon the same terms and conditions to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

               (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of written notice of the commencement of any action such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof, and in the event that such indemnified party shall not so notify the indemnifying party within 30 days following receipt of any such notice by such indemnified party, the indemnifying party shall have no further liability under such subdivision to such indemnified party unless such indemnifying party shall have received other notice addressed and delivered in the manner provided in Section 11 hereof of the commencement of such action; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party in its reasonable judgment, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

               (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and you on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then the indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and you on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and you on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total commissions received by you, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or you and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, including, with respect to you, the extent to which such losses, claims, damages or liabilities (or actions in respect thereof) with respect to the Prospectus result from the fact that you sold Notes to a person to whom there was not sent or given, at or prior to the earlier of either the mailing or delivery of the written confirmation of such sale or the delivery of such Notes to such person, a copy of the Prospectus as then amended or supplemented (excluding documents incorporated by reference), if the Company has previously furnished copies thereof to you. The Company and you agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection
(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection
(d), you shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes distributed by you to the public were offered to the public exceeds the amount of any damages which you have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               8. In soliciting purchases of Notes from the Company (other than in respect of any purchases by you as principal), you are acting solely as agents for the Company, and not as principals. You will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been accepted by the Company, but you shall not have any liability to the Company in the event such purchase is not consummated for any reason. Under no circumstances shall you be obligated to purchase any Notes for your own account.

               9. The respective indemnities, agreements, representations, warranties and other statements by you and the Company set forth in this Agreement or made by each, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of you or the Company or any of its officers or directors or any controlling person, and shall survive each delivery of and payment for any of the Notes.

              10. The provisions of this Agreement relating to the solicitation of offers to purchase Notes from the Company may be terminated at any time by either party hereto upon the giving of written notice of such termination to the other party hereto. In the event of any such termination, neither party shall have any liability to the other party hereto, except as provided in the first sentence of Section 3, Section 4(f), Section 7 and
Section 9 and except that, if at the time of termination an offer for the purchase of Notes shall have been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto shall not yet have occurred, the Company shall have the obligations provided in
Section 6.

              11. Except as otherwise specifically provided herein, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to you shall be sufficient in all respects if delivered or sent by telecopier or registered mail to you at [Address of Sales Agent], and if to the Company shall be sufficient in all respects if delivered or sent by telecopier or registered mail to the Company at The American Road, Dearborn, Michigan 48121, attention of the Secretary.

              12. This Agreement and any Terms Agreement shall be binding upon, and inure solely to the benefit of, you and the Company, and to the extent provided in Section 7 and Section 9 hereof, the officers and directors of the Company and any person who controls you or the Company, and the respective personal representatives, successors and assigns of each, and no other person shall acquire or have any right under or by virtue of this Agreement and any Terms Agreement.

              13. This Agreement and any Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

              14. This Agreement and any Terms Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

              If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Company and you.

                                      Very truly yours,

                                      FORD MOTOR CREDIT COMPANY


                                      By:


Accepted as of the date hereof:

[NAME OF SALES AGENT]


By:

                                    ANNEX I


                           FORD MOTOR CREDIT COMPANY

                              [Title of Security]

                                Terms Agreement


                                                                  , 19

[Name and address of Sales Agent]




Dear Sirs:

               Ford Motor Credit Company (the "Company") proposes, subject to the terms and conditions stated herein and in the Sales Agency Agreement, dated
, 19   (the "Agency Agreement"), between the Company and [Name of Sales Agent], to issue and sell to [Name of Sales Agent] the Notes specified in Schedule I hereto (the "Purchased Notes"). [Name of Sales Agent] proposes to offer the Notes for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented relating to the Purchased Notes. Each of the provisions of the Agency Agreement not specifically related to the solicitation by [Name of Sales Agent], as agent of the Company, of offers to purchase Notes is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Nothing contained herein or in the Agency Agreement shall make any party hereto an agent of the Company or make such party subject to the provisions therein relating to the solicitation of offers to purchase securities from the Company, solely by virtue of its execution of this Terms Agreement. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty set forth in Section 1 of the Agency Agreement relating to the Prospectus shall be deemed to have been made as of the date of the Agency Agreement and, with respect to the Prospectus as amended or supplemented applicable to the Purchased Notes covered by this Terms Agreement, shall be deemed to have been made as of the date of this Terms Agreement. Unless otherwise defined herein, terms defined in the Agency Agreement are used herein as therein defined.

               An amendment to the Registration Statement, or an amendment or supplement to the Prospectus, as the case may be, relating to the Purchased Notes, in the form heretofore delivered to you, is now proposed to be filed or, in the case of an amendment or supplement to the Prospectus, mailed for filing, with the Commission.

               Subject to the terms and conditions set forth herein and in the Agency Agreement incorporated herein by reference, the Company agrees to issue and sell to [Name of Sales Agent] and [Name of Sales Agent] agrees to purchase from the Company the Purchased Notes, at the time and place, in the principal amount and at the purchase price set forth in Schedule I hereto.

               Notwithstanding anything herein or in the Agency Agreement contained, you may, by notice to the Company given at any time prior to the Time of Delivery when payment would otherwise be due to the Company hereunder, terminate this Agreement if (i) there shall have been since the date hereof such a change in United States or international financial, political, or economic conditions, currency exchange rates or currency exchange controls as would, in your reasonable judgment, render it impracticable or inadvisable to consummate the sale and delivery of the Notes, (ii) the United States shall have become engaged in hostilities which have resulted in the declaration of a national emergency or a declaration of war and which, in your reasonable judgment, make it impracticable or inadvisable to proceed with such sale and delivery, or (iii) since the respective dates as of which information is given in the Prospectus as amended or supplemented, there shall have occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or assets of the Company and its subsidiaries considered as a whole, or any material adverse change in the financial position or results of operations of the Company and its subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented, which in any such case makes it impracticable or inadvisable in your reasonable judgment to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus as amended or supplemented.

               If this Agreement shall be terminated by you (a) because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of the Agreement, or (b) if for any reason the Company shall become unable to perform its obligations under this Agreement, except for the reasons set forth in the immediately preceding paragraph, the Company agrees to reimburse you for all out-of-pocket expenses (including fees and expenses of your counsel) reasonably incurred by you in connection with the proposed offer and sale of the Notes. The provisions of Section 9 of the Agency Agreement shall survive the termination or cancellation of this Agreement.

               If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you this letter and such acceptance hereof, including those provisions of the Agency Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company.


                                       FORD MOTOR CREDIT COMPANY



                                       By:

Accepted:



[NAME OF SALES AGENT]


By:

                         SCHEDULE I TO TERMS AGREEMENT


Title of Purchased Notes:

       [  %] [Fixed Rate] [Floating Rate] Medium-Term Notes


Aggregate Principal Amount:

       $


Denominations:

       [$         ]


Price to Public:

             % of the principal amount of the Purchased Notes, plus accrued
                  interest from              to              [and accrued
                  amortization, if any, from              to             ]


Purchase Price by [Name of Sales Agent] [Underwriters]:

             % of the principal amount of the Purchased Notes, plus accrued
                  interest from              to              [and accrued
                  amortization, if any, from              to             ]


Maturity:



Interest Rate:

       [   %]


Interest Payment Dates:

       [months and dates]

Redemption Provisions:

       [No redemption provisions]

       [The Purchased Notes may be redeemed, [otherwise than through the sinking fund,] in whole or in part at the option of the Company, in the
       amount of $          or in an integral multiple thereof,

               [on or after             ,        at the following redemption
               prices (expressed in percentages of principal amount).  If
               [redeemed on or before             ,       ,       %, and if]
               redeemed during the 12-month period beginning             ,
                     ,

                              Year                              Redemption Price




               and thereafter at 100% of their principal amount, together in each case with accrued interest to the redemption date.]]

               [on any interest payment date falling on or after             ,
               , at the election of the Company, at a redemption price equal to the principal amount thereof, plus accrued interest to the date of redemption.]

       [Other possible redemption provisions, such as mandatory redemption upon occurrence of certain events or redemption for changes in tax law]

       [Restrictions on refunding]




Sinking Fund Provisions:

       [No sinking fund provisions]

       [The Purchased Notes are entitled to the benefit of a sinking fund to
       retire $          principal amount of Purchased Notes on
       in each of the years        through        at 100% of their
       principal amount plus accrued interest] [, together with [cumulative] [noncumulative] redemptions at the option of the Company to retire an
       additional $        principal amount of Purchased Notes in the years
       through         at 100% of their principal amount plus accrued interest.]

               [If Purchased Notes are Extendable Debt Securities, insert --


Extendable Provisions:

       The Purchased Notes are repayable on             , at the option of the
       holder, at their principal amount with accrued interest.  The initial
       annual interest rate will be       %, and thereafter the annual
       interest rate will be adjusted on             ,       , and      to a
       rate not less than       % of the effective annual interest rate on
                obligations with           year maturities as of the [interest
       date 15 days prior to maturity date] prior to such [insert maturity date].]

               [If Purchased Notes are Floating Rate Debt Securities, insert --


Floating Rate Provisions:




Time of Delivery:




Closing Location:




Method of and Specified Funds for Payment of Purchase Price:

       [New York] Clearing House Funds

       [Wire Transfer]



Documents to be Delivered:

       The following documents referred to in the Agency Agreement shall be delivered as a condition to the Closing:

       [(1)    The opinion or opinions referred to in Section 6(e).]

       [(2)    The opinion referred to in Section 6(c).]

       [(3)    The accountants' letter referred to in Section 6(d).]

       [(4)    The officers' certificate referred to in Section 6(b).]


Other Provisions (including Syndicate Provisions, if applicable):

                                    ANNEX II



               At the request of Ford Motor Company, we are enclosing a copy of the unaudited condensed consolidated financial statements of Ford Motor Company and Consolidated Subsidiaries as of [the end of the most recent fiscal quarter and the same fiscal quarter for the preceding fiscal year], together with a manually signed copy of our review report thereon. Our review was made in accordance with standards established by the American Institute of Certified Public Accountants.

               A review of interim financial information consists principally of obtaining an understanding of the system for the preparation of interim financial information, applying analytical review procedures to financial data, and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an examination in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion on the financial statements referred to above. However, as set forth in the attached report, based on our review, we are not aware of any material modifications that should be made to the financial statements referred to above for them to be in conformity with generally accepted accounting principles.

               [As further set forth in the attached report, we have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet as of [the end of the most recent fiscal year] and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended (not presented herein); and in our report dated [the date of such opinion], we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the condensed consolidated balance sheet as of [the end of the most recent fiscal year] appearing in Ford's First Quarter press release is fairly stated in all material respects in relation to the consolidated balance sheet from which it has been derived.]*

               We are independent certified public accountants with respect to Ford Motor Company and its subsidiaries within the meaning of the Securities Act of 1933 and the applicable published rules and regulations thereunder.




* Paragraph will be deleted from the letters for the second and third fiscal quarters.

                                   ANNEX III


                      Matters to Be Covered by Letters of
                               Coopers & Lybrand


          (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder, and the statement in the Registration Statement in answer to Item 10 of Form S-3 is accurate insofar as it relates to them;

          (ii) In their opinion, the audited consolidated financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Company's Annual Report on Form 10-K most recently filed with the Commission and covered by their report included therein (the "audited financials") comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the published rules and regulations under the Act or the Exchange Act, as applicable;

          (iii) On the basis of limited procedures, not constituting an audit, which have been carried out through a specified date not more than two business days prior to the date of each such letter, including (1) a reading of the unaudited consolidated financial statements of the Company and its consolidated subsidiaries included in the Company's Quarterly Reports on Form 10-Q filed with the Commission from the beginning of the Company's fiscal year through the date of such letter (the "quarterly financials"), (2) a reading of the minutes of the meetings of the Board of Directors, Finance Committee and stockholder of the Company since the date of the audited financials, (3) inquiries of certain officials of the Company responsible for financial and accounting matters as to transactions and events subsequent to the date of the audited financials, and
(4) such other procedures and inquiries as may be described in each such letter, nothing has come to their attention which has caused them to believe that:

               (A) The quarterly financials were not prepared in conformity with generally accepted accounting principles applied on a basis consistent in all material respects with those followed in the preparation of the audited financials, except as disclosed in the most recent report filed with the Commission containing financial statements or in each such letter; or

               (B) The quarterly financials reflect any adjustments other than normal recurring adjustments, except as disclosed in the most recent report filed with the Commission containing financial statements or in each such letter; or

                                    III - 2



               (C) At a recent date specified in each letter and in each case satisfactory to the Agents in their reasonable judgment, there was any change with respect to the Company and its consolidated subsidiaries in the capital stock or any net change (i) in excess of $350,000,000 in consolidated short-term debt (excluding the current portion of long-term debt) or (ii) in excess of $25,000,000 in consolidated long-term debt (including the current portion thereof), as compared, in each case, with the corresponding amounts in the consolidated balance sheet of the Company and its consolidated subsidiaries as of the date of the most recent quarterly financials, except, in all instances, for changes which the most recent report filed with the Commission containing financial statements disclosed have occurred or may occur or which are described in each such letter; and

           (iv) They have performed certain specified procedures, including comparisons with certain specified accounting records of the Company and its subsidiaries, with respect to certain items of information included in the Registration Statement or in the Prospectus as amended or supplemented through the date of such letter, and have found such items to be in agreement with such records.

                                                                       EXHIBIT A

                           FORD MOTOR CREDIT COMPANY

                           MEDIUM-TERM NOTE PROCEDURE

                                                                      , 19


                 Medium-Term Notes Due from 9 Months to 30 Years from Date of Issue (the "Notes") are being sold pursuant to (i) [a] Sales Agency
Agreement[s], dated                          , 19  , between Ford Credit and
[each of] [Name[s] of Agent[s]] ([collectively,] the "Agency Agreement[s]"). The Notes are offered on a continuing basis by Ford Motor Credit Company ("Ford Credit") through [Name[s] of Agent[s]], as agent[s] (the "Agent[s]"), [each of] which has agreed to use its best efforts to solicit purchases of the Notes. Ford Credit has reserved the right to sell Notes directly on its own behalf. The Notes will be senior debt and have been registered with the Securities and Exchange Commission (the "SEC"). Chemical Bank, as successor to Manufacturers Hanover Trust Company (the "Trustee"), is the trustee under the Indenture covering the Notes.

                 The Notes will either be issued (a) in book-entry form ("Book-Entry Notes") and represented by one or more fully registered global notes without coupons (each, a "Global Note") held by the Trustee, as agent for the Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC, or (b) in certificated form delivered to the purchaser thereof or a person designated by such purchaser. Owners of beneficial interests in a Global Note will be entitled to physical delivery of Notes issued in certificated form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Indenture.

                 Administrative procedures and specific terms of the offering are explained below. Administrative responsibilities will be handled for Ford Credit by its Treasurer's Office; accountable document control and record-keeping responsibilities will be performed by Ford Credit's Accounting Services Department.

                 Ford Credit may, from time to time, designate any Agent as a coordinating agent (the "Coordinating Agent") for the purpose of performing the functions set out under the headings "Procedure for Rate Changes" in Part I and
Part II of these procedures and to perform such other functions as Ford Credit and the Agents may hereafter designate.

                 Book-Entry Notes will be issued in accordance with the administrative procedures set forth in Part I hereof and Notes issued in certificated form will be issued in accordance with the administrative procedures set forth in Part II hereof. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Prospectus Supplement and Prospectus, in the form most recently filed with the SEC pursuant to Rule 424 of the Securities Act of 1933, or in the Indenture.

            PART I.  PROCEDURES FOR NOTES ISSUED IN BOOK-ENTRY FORM



                 In connection with the qualification of Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its obligations under a Letter of Representations
from Ford Credit and the Trustee to DTC, dated                 , 19  , and a
Medium-Term Note Certificate Agreement between the Trustee and DTC (the "Certificate Agreement"), dated March 11, 1988, and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement system ("SDFS").

Maturities:                     Each Book-Entry Note must have a maturity of
                                not less than nine months and not more than thirty years from the settlement date for such Book-Entry Note. Fixed Rate Book-Entry Notes will mature on any day selected by the initial purchaser and agreed to by Ford Credit.
                                Floating Rate Book-Entry Notes will mature on an Interest Payment Date. The applicable
                                Pricing Supplement will state whether the Notes are subject to redemption prior to their Stated
                                Maturity at the option of Ford Credit and/or the purchaser and specify the date or dates
                                (respectively, a "Redemption Date" and
                                "Repayment Date") on which such Redemption may be made.

Issuance:                       All Fixed Rate Book-Entry Notes having the same
                                settlement date, interest rate, redemption or repayment provisions, if any, sinking fund provisions, if any, extendable provisions, if any, Stated Maturity and denominated in the same currency (collectively, "Fixed Rate
                                Terms") will be represented initially by a single Global Note; and all Floating Rate
                                Book-Entry Notes having the same settlement date, base or base rates upon which interest may be determined (each, a "Base Rate") (which may be the CD Rate, the Commercial Paper Rate, the Federal Funds Rate, LIBOR, the Treasury
                                Rate or another Base Rate approved by Ford
                                Credit), initial interest rate, Index Maturity, Spread or Spread Multiplier, if any, minimum or maximum interest rates, if any, redemption or repayment provisions, if any, sinking fund provisions, if any, Stated Maturity and denominated in the same currency (collectively, "Floating Rate Terms") will be represented initially by a single Global Note. Each Global
                                Note will be dated and issued as of the date of its authentication by the Trustee. Each Global
                                Note will bear an Interest Accrual Date, which will be (i) with respect to an original Global
                                Note (or any portion thereof), its original issuance date (which will be the settlement date for the Book-Entry Notes represented by such Global Note) and (ii) with respect to any Global Note (or portion thereof) issued subsequently upon exchange of a Global
                                Note or in lieu of a destroyed, lost or stolen
                                Global Note, the most recent Interest Payment
                                Date to which interest has been paid or duly provided for on the predecessor Global Note or Notes (or if no such payment or provision has been made, the original issuance date of the predecessor Global Note or Notes), regardless of the date of authentication of such subsequently issued Global Note. No Global
                                Note shall represent (i) both Fixed Rate and Floating Rate Book-Entry Notes or (ii) any certificated Note. Unless otherwise indicated in the applicable Pricing Supplement, the first
                                Interest Payment Date for a Global Note
                                originally issued between an Interest Payment
                                Date and the Regular Record Date pertaining thereto shall be the Interest Payment Date next following such Interest Payment Date.

Identification:                 Ford Credit has received from the CUSIP Service
                                Bureau (the "CUSIP Service Bureau") of Standard
                                & Poor's Corporation ("Standard & Poor's") one series of CUSIP numbers consisting of approximately 900 CUSIP numbers for future assignment to Global Notes representing
                                Book-Entry Notes. Ford Credit will provide DTC and the Trustee with a list of such CUSIP numbers. Ford Credit will assign CUSIP numbers as described below under Settlement Procedure
                                B. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that Ford
                                Credit has assigned to Global Notes.  Ford
                                Credit will reserve additional CUSIP numbers when necessary for assignment to Global Notes representing Book-Entry Notes and will provide the Trustee and DTC with the list of additional
                                CUSIP numbers so obtained.

Registration:                   Each Global Note will be registered in the name
                                of CEDE & Co., as nominee for DTC, on the Debt
                                Securities Register maintained under the
                                Indenture.  The beneficial owner of a
                                Book-Entry Note (i.e., an owner of a beneficial interest in a Global Note) (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Book-Entry Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such
                                Participants, a credit balance with respect to such Book-Entry Note in the account of such Participants. The ownership interest of such beneficial owner in such Book-Entry Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:                      Transfers of a Book-Entry Note will be
                                accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Book-Entry Note.

Exchanges:                      The Trustee, at Ford Credit's Request, may
                                deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation specifying (a) the CUSIP numbers of two or more
                                Global Notes Outstanding on such date that represent (i) Fixed Rate Book-Entry Notes having the same Fixed Rate Terms or (ii)
                                Floating Rate Book- Entry Notes having the same
                                Floating Rate Terms; (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next
                                Interest Payment Date for the related
                                Book-Entry Notes, on which such Global Notes shall be exchanged for a single replacement
                                Global Note; and (c) a new CUSIP number, obtained from Ford Credit, to be assigned to such replacement Global Note. Upon receipt of such a notice, DTC will send to its participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global
                                Notes to be exchanged will no longer be valid.
                                On the specified exchange date, the Trustee will exchange such Global Notes for a single
                                Global Note bearing the new CUSIP number, and the old CUSIP numbers and original issue dates.
                                The CUSIP numbers of the exchanged Global Notes will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. Notwithstanding the foregoing, if the Global Notes to be exchanged exceed
                                $150,000,000 in aggregate principal amount (or the equivalent in a Specified Currency), one replacement Global Note will be authenticated and issued to represent each $150,000,000 (or the equivalent in a Specified Currency) of principal amount of the exchanged Global Notes and an additional Global Note will be authenticated and issued to represent any remaining principal amount of such Global Notes
                                (See "Denominations" below).

Denominations:                  Book-Entry Notes are subject to a minimum order
                                of $100,000, and Global Notes representing
                                Book-Entry Notes will be issued in
                                denominations of $100,000 or any amount in excess which is an even multiple of $1,000.
                                Global Notes will be denominated in principal amounts not in excess of $150,000,000. If one or more Book-Entry Notes having an aggregate principal amount in excess of $150,000,000 would, but for the preceding sentence, be represented by a single Global Note, then one
                                Global Note will be issued to represent each $150,000,000 principal amount of such
                                Book-Entry Note or Notes and an additional
                                Global Note will be issued to represent any remaining principal amount of such Book-Entry
                                Note or Notes. In such a case, each of the Global Notes representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

Interest:                       General.  Interest on each Book-Entry Note will
                                accrue from the Interest Accrual Date of the Global Note representing such Note. Each payment of interest on a Book-Entry Note will include interest accrued through the day preceding, as the case may be, the Interest
                                Payment Date (provided, that in the case of Floating Rate Notes which reset daily or weekly, interest payments will include interest accrued to but excluding the Regular Record
                                Date immediately preceding the Interest Payment
                                Date) or Maturity (other than a Maturity of a Fixed Rate Book-Entry Note occurring on the thirty-first day of a month, in which case such payment will include interest accruing only through the twenty-ninth day of such month).
                                Interest payable at Maturity of a Book-Entry
                                Note will be payable to the Person to whom the principal of such Note is payable. DTC will arrange for each pending deposit message described under Settlement Procedure C below to be transmitted to Standard & Poor's which will use the information in the message to include certain terms of the related Global Note in the appropriate daily bond report published by Standard & Poor's.

                                Currently, Foreign Currency Notes cannot be issued in Book-Entry form through DTC. If and when such issuance becomes possible, unless otherwise indicated in the applicable Pricing Supplement, Holders of Foreign Currency Notes will be paid in U.S. dollars, converted from the Specified Currency, in the manner specified in the applicable Prospectus and Prospectus Supplement for interest on Notes denominated in U.S. dollars, unless such Holder elects to be paid in the Specified Currency.

                                Interest Payments. Interest on each Book-Entry Fixed Rate Note will be payable on March 15 and September 15 of each year and at Maturity unless otherwise specified in the applicable Pricing

                                Supplement.  Interest on each Book-Entry
                                Floating Rate Note will be payable as set forth in the Applicable Pricing Supplement and at maturity in accordance with Settlement Procedure A below. Interest will begin to accrue on the settlement date and not from the previous interest payment date.

                                Notice of Interest Payments and Regular Record Dates. On the first Business Day of January, April, July and October of each year, the Trustee will deliver to Ford Credit and DTC a written list of Regular Record Dates and Interest Payment Dates that will occur with respect to Book-Entry Floating Rate Notes during the six-month period beginning on such first Business Day promptly after each Interest Determination Date for Book-Entry Floating Rate Notes issued in book-entry form, the Trustee will notify Standard & Poor's of the interest rates determined on such Interest Determination Date.

Computation
of Interest:                    Interest on each Fixed Rate Note (including
                                payments for partial periods) will be
                                calculated on the basis of a 360-day year of twelve 30-day months. (Examples of interest calculations are as follows: 3-15-89 to 9-15-89 equals six months, zero days or 180 days; the interest paid equals 180/360 times the annual rate of interest times face value.
                                The period from 4-17-89 to 9-15-89 equals four months, 28 days or 148 days; the interest paid equals 148/360 times the annual rate of interest times face value.) Interest does not accrue on the 31st day of any month. Interest on Floating Rate Notes will accrue from the date of issue or from the last date to which interest has been paid up to but excluding the next succeeding Interest Payment Date (each such time period an "Interest Period"). With respect to a Floating Rate Note, accrued interest shall be calculated by multiplying the principal amount of such Floating Rate Note by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the Interest Period or from the last date from which accrued interest is being calculated.
                                The interest factor for each such day is computed by dividing the interest rate in effect on such day by 360, in the case of CD
                                Rate Notes, Commercial Paper Rate Notes,
                                Federal Funds Rate Notes and LIBOR Notes, or by the actual number of days in the year, in the case of Treasury Rate Notes.

Payments of
  Principal,

  Premium, if
  any, and
  Interest:                     Payments of Interest Only.  Promptly after each
                                Regular Record Date, the Trustee will deliver to Ford Credit and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global Note on the following Interest Payment Date (other than an
                                Interest Payment Date coinciding with Maturity) and the total of such amounts. DTC will confirm the amount payable on each Global Note on such Interest Payment Date by reference to the daily bond reports published by Standard &
                                Poor's.  On such Interest Payment Date, Ford
                                Credit will pay to the Trustee, and the Trustee in turn will pay to DTC, such total amount of interest due (other than at Maturity), at the times and in the manner set forth below under "Manner of Payment". If any Interest Payment
                                Date for any Fixed Rate Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business
                                Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date.

                                Payments at Maturity.  On or about the first
                                Business Day of each month, the Trustee will deliver to Ford Credit and DTC a written list of principal, premium, if any, and interest to be paid on each Global Note representing Book-Entry Notes maturing or subject to redemption (pursuant to a sinking fund or otherwise) or repayment in the following month. The Trustee, Ford Credit and DTC will confirm the amounts of such principal, premium, if any, and interest payments with respect to each Global Note on or about the fifth Business Day preceding the Maturity of such Global Note. At Maturity, Ford Credit will pay to the Trustee, and the Trustee in turn will pay to DTC, the principal of and premium, if any, on such Global Note, together with interest due at such Maturity, at the times and in the manner set forth below under "Manner of Payment". If any Maturity of a Global Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no Interest shall accrue on such payment for the period from and after such Maturity. Promptly after payment to DTC of the principal, premium, if any, and interest due at Maturity of such Global Note and all other Book-Entry Notes represented by such Global Note, the Trustee will mark the Global Note "paid", microfiche the paid Global Note, destroy the Global Note and send the microfiche directly to the Accounting Services Department of Ford Credit with an appropriate debit advice.

                                Manner of Payment. The total amount of any principal, premium, if any, and interest due on Global Notes on any Interest Payment Date or at Maturity shall be paid by Ford Credit to the Trustee in funds available for use by the Trustee on such date. Ford Credit will make such payment on such Global Notes by instructing the Trustee to withdraw funds from an account maintained by Ford Credit with Chemical Bank. Ford Credit will confirm such instructions in writing to the Trustee. For Maturity, Redemption and other principal payments: prior to 10:00 A.M., New York City time, on such date or as soon as possible thereafter, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by
                                DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of interest, premium, if any, or principal (together with interest thereon) due on a Global Note on such date. For Interest
                                Payments: the Trustee will pay DTC such payments in same-day funds in accordance with existing arrangements between the Trustee and DTC. Thereafter for all payments on such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Note as are recorded in the book-entry system maintained by DTC. Neither Ford Credit nor the Trustee shall have any direct responsibility or liability for the payment by DTC of the principal of, premium, if any, or interest on, the Book-Entry Notes to such Participants.

                                Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Acceptance
of Orders:                      Unless otherwise agreed by Ford Credit and each
                                Agent, Ford Credit will have the sole right to accept offers to purchase Notes and may reject any order in whole or in part; except that during the overnight period from 6:00 p.m., New
                                York City time, until 8:00 a.m., New York City time, on the following day, an Agent may accept offers to purchase Notes upon terms and conditions fixed by Ford Credit. Unless otherwise instructed by Ford

                                Credit, each Agent will promptly advise Ford
                                Credit by telephone of all offers to purchase Notes received by it, other than those rejected by it. Each Agent may reject any order in whole or in part in the reasonable exercise of its discretion. Unless otherwise indicated in the applicable Pricing Supplement, no order for less than $100,000 principal amount of Notes will be accepted. All Notes are to be issued in Book-Entry form unless the issuance of Notes in certificated form is approved in advance by Ford Credit and so indicated in the applicable Pricing Supplement.

Settlement:                     The receipt of immediately available funds by
                                Ford Credit in payment for Book-Entry Notes and the authentication and issuance of the Global
                                Note representing such Notes shall constitute
                                "Settlement".  All orders accepted by Ford
                                Credit will be settled within one to five
                                Business Days pursuant to the timetable for Settlement set forth below unless Ford Credit and the purchaser agree to Settlement on a later date, and shall be specified upon acceptance of such offer; provided, however, in all cases Ford Credit will notify the Trustee on the date issuance instructions are given.

Settlement
  Procedures:                   In the event of a purchase of Book-Entry Notes
                                by any Agent, as principal, appropriate
                                Settlement details, if different from those set forth below, will be set forth in the applicable Terms Agreement to be entered into between such Agent and Ford Credit pursuant to the relevant Agency Agreement.

                                Settlement Procedures with regard to each Book-Entry Note sold by an Agent, as agent for Ford Credit, will be as follows:

                                A. Each Agent must obtain the following key details from the purchaser and communicate them to Ford Credit's Cash Management Department by telephone:

                                        1.     Principal amount of the purchase
                                               (and currency of issuance)

                                        2.     In the case of a Fixed Rate
                                               Note, the interest rate, or, in
                                               the case of a Floating Rate
                                               Note, the initial interest
                                               rate, the Interest Reset Dates,
                                               the Interest Payment Dates, the
                                               interest rate base, Index
                                               Maturity and Spread or Spread
                                               Multiplier, if any,
                                        and, if applicable, the Minimum
                                        Interest Rate and Maximum Interest Rate

                                         3.     Settlement date

                                         4.     Maturity date

                                         5.     Price

                                         6.     Type of customer

                                         7.     Spread vs. Comparable Treasuries

                                         8.     Trade date

                                         9.     DTC Participant Number of the
                                                institution through which the
                                                customer will hold the
                                                beneficial interest in the
                                                Global Note

                                        10.     Agent's commission (only for
                                                overnight trades accepted by the
                                                Agent)

                                B. Ford Credit will assign a CUSIP number to the Global Note representing such Book-Entry Note and then advise the Trustee by telecopier or other form of electronic transmission of the information received in accordance with Settlement Procedure A above, the assigned CUSIP number, the name of the Agent and the amount of interest payable on the initial Interest Payment Date for such Book-Entry Note (if the initial interest rate is known at such time). Each such communication by Ford Credit will be deemed to constitute a representation and warranty by Ford Credit to the Trustee and the Agent that (i) such Book-Entry Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by Ford Credit; (ii) such Book-Entry Note, and the Global Note representing such Book-Entry Note, will conform with the terms of the Indenture; and (iii) upon authentication and delivery of the Global Note representing such
                                         Book-Entry Note, the aggregate
                                         principal amount of all Notes issued
                                         under the Indenture will not exceed
                                         the aggregate principal amount of
                                         Notes authorized for issuance at such
                                         time by Ford Credit.

                                C.       The Trustee will communicate to DTC
                                         and the Agent through DTC's
                                         Participant Terminal System, a pending
                                         deposit message specifying the
                                         following Settlement information:

                                        1.     The information received in
                                               accordance with Settlement
                                               Procedure A

                                        2.     The numbers of the participant
                                               accounts maintained by DTC on
                                               behalf of the Trustee and the
                                               Agent

                                        3.     Identification as a Fixed Rate
                                               Note or a Floating Rate Note

                                        4.     The initial Interest Payment
                                               Date for such Note, number of
                                               days by which such date
                                               succeeds the related DTC record
                                               date (which term means the
                                               Regular Record Date, and in the
                                               case of Floating Rate Notes
                                               which reset daily or weekly,
                                               the date five calendar days
                                               immediately preceding the
                                               applicable Interest Payment
                                               Date) and amount of interest
                                               payable on such Interest
                                               Payment Date (which amount
                                               shall have been confirmed by
                                               the Trustee)

                                        5.     The frequency of interest
                                               payments

                                        6.     The frequency of interest rate
                                               resets

                                        7.     The CUSIP number of the Global
                                               Note representing such
                                               Book-Entry Notes

                                        8.     Whether such Global Note
                                               represents any other
                                               Book-Entry Notes issued or to
                                               be issued

                                D. The Trustee will prepare a Global Note representing such Book-Entry Note in a form that has been approved by Ford Credit, each Agent and the Trustee.

                                E.       The Trustee will authenticate the
                                         Global Note representing such
                                         Book-Entry Note and maintain
                                         possession of such Global Note.

                                F. DTC will credit such Book-Entry Note to the participant account of the Trustee maintained by DTC.

                                G. The Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Book-Entry Note to the Trustee's participant account and credit such Book-Entry Note to the participant account of the Agent maintained by DTC and (ii) debit the settlement account of the Agent and credit the settlement account of the Trustee maintained by DTC, in an amount equal to the price of such Book-Entry Note less the Agent's commission. The entry of such a deliver order shall be deemed to constitute a representation and warranty by the Trustee to DTC that
                                         (a) the Global Note representing such
                                         Book-Entry Note has been issued and
                                         authenticated and (b) the Trustee is
                                         holding such Global Note pursuant to
                                         the Certificate Agreement.

                                H. The Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Book-Entry Note to the Agent's participant account and credit such Book-Entry Note to the participant accounts of the
                                         Participants to whom such Book-Entry
                                         Note is to be credited maintained by
                                         DTC and (ii) debit the settlement
                                         accounts of such Participants and
                                         credit the settlement account of the
                                         Agent maintained by DTC, in an amount
                                         equal to the initial public offering
                                         price of the Book-Entry Note so
                                         credited to their accounts.

                                I. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures G and H will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

                                J. The Trustee will credit to an account of Ford Credit maintained at Chemical Bank funds available for immediate use in an amount equal to the amount credited to the Trustee's DTC participant account in accordance with Settlement Procedure G.

                                K.       The Trustee will send a copy of the
                                         Global Note representing such
                                         Book-Entry Note by first-class mail to
                                         Ford Credit's Cash Management
                                         Department.

                                L. The Agent will confirm the purchase of each Book-Entry Note to the purchaser thereof either by transmitting to the Participant to whose account such Note has been credited a confirmation order through DTC's Participant Terminal System or by mailing a written confirmation to such purchaser. In all cases the
                                         Prospectus as most recently amended or
                                         supplemented must accompany or precede
                                         such confirmation.

                                M.       On the first Business Day of each
                                         month, the Trustee will also send to
                                         Ford Credit's Cash Management
                                         Department a statement setting forth
                                         the principal amount of Book-Entry
                                         Notes Outstanding as of that date
                                         under the Indenture and setting forth
                                         the CUSIP number(s) assigned to, and a
                                         brief description of, any orders of
                                         which Ford Credit has advised the
                                         Trustee but which have not yet been
                                         settled.

  Settlement
  Procedures
  Timetable:                    In the event of a purchase of Book-Entry Notes
                                by an Agent, as principal, appropriate
                                Settlement details, if different from those set forth below will be set forth in the applicable
                                Terms Agreement to be entered into between such Agent and Ford Credit pursuant to the relevant
                                Agency Agreement.

                                For offers accepted by Ford Credit (or as provided above, by an Agent on behalf of Ford Credit), Settlement Procedures A through M shall occur no later than the respective times (New York City time) listed below:

                                Settlement
                                Procedure                Time

                                       A-B        12:00 p.m. on the
                                                  Business Day before the
                                                  Settlement Date; except that,
                                                  in connection with any
                                                  overnight trade, the
                                                  information called for by
                                                  Settlement Procedure A shall
                                                  be communicated to Ford
                                                  Credit no later than 9:00
                                                  a.m., New York City time, on
                                                  the day following the trade.
                                        C         2:00 p.m. on the Business
                                                  Day before the Settlement
                                                  Date.
                                        D         5:00 p.m. on the Business Day
                                                  before the Settlement Date.
                                        E         9:00 a.m. on the Settlement
                                                  Date
                                        F         10:00 a.m. on the
                                                  Settlement Date.

                                       G-H        2:00 p.m. on the Settlement
                                                  Date.
                                        I         4:45 p.m. on the Settlement
                                                  Date.
                                       J-K        5:00 p.m. on the Settlement
                                                  Date.
                                         M        Monthly

                                NOTE: The Prospectus as most recently amended or supplemented must accompany or precede any written confirmation given to the customer (Settlement Procedure L). Settlement Procedure I is subject to extension in accordance with any extension Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

                                If Settlement of a Book-Entry Note is
                                rescheduled or cancelled, the Trustee will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Fails: If the Trustee fails to enter an SDFS deliver order with respect to a Book-Entry Note pursuant to Settlement Procedure G, the Trustee may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Book-Entry Note to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains a principal amount of the Global Note representing such Book-Entry Note that is at least equal to the principal amount of such Book-Entry Note to be debited. If withdrawal messages are processed with respect to all the Book-Entry Notes issued or to be issued represented by a Global Note, the Trustee will mark such Global Note "cancelled", make appropriate entries in its records and remit it to the Accounting Services Department of Ford Credit. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If withdrawal messages are processed with respect to a portion of the Book-Entry Notes represented by a Global Note, the Trustee will exchange such Global Note for two Global Notes, one of which shall represent such Book-Entry Notes (which shall be cancelled immediately after issuance), and the other of which shall represent the remaining Book-Entry Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note. If the purchase price for any

                                Book-Entry Note is not timely paid to the Participants with respect to whose account such
                                Note is credited by the beneficial purchaser thereof (or a Person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the related Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures G and H, respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such fail shall have occurred for any reason other than default by the Agent in the performance of its obligations hereunder or under the Agency Agreement, Ford Credit will reimburse the Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of Ford Credit.

                                Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to a Book-Entry Note that was to have been represented by a Global Note also representing other Book-Entry Notes, the Trustee will provide, in accordance with Settlement Procedures D and E, for the authentication and issuance of a Global Note representing such other Book-Entry Notes and will make appropriate entries in its records.

Procedure for
  Rate Changes:                 Any decision to change the rate structure will
                                require the following actions:

                                1. On the date when a decision has been reached to change rates (the "Decision Date"), Ford Credit will promptly advise each Agent, who will forthwith suspend solicitation of purchases of Notes at the prior rates. In the case of rates for overnight trades, Ford Credit may, from time to time, advise a Coordinating Agent of such rates and the Coordinating Agent shall promptly advise each other Agent of those rates. In the event that rates for overnight trades change from those initially set by Ford Credit (any such change to be determined by the Coordinating Agent based upon prior instructions by Ford Credit) the Coordinating Agent shall promptly advise each other Agent of the changed rates. Each Agent will deliver a copy of the Prospectus setting forth the new rates in connection with the settlement of any outstanding orders for delayed settlement at the old rate.

                                2.       Ford Credit will prepare and file a
                                         Pricing Supplement to the Prospectus
                                         pursuant to Rule 424 showing the new
                                         rates.

                                3. Ford Credit will deliver the Pricing Supplements to each Agent and to the Trustee. No Agent will solicit any orders for same-day settlement until it has received the Pricing
                                         Supplements.  Ford Credit, the Trustee
                                         and each Agent will destroy all
                                         outdated Prospectuses, supplements and
                                         Pricing Supplements (other than copies
                                         retained for their files) by the close
                                         of business on the day the supplement
                                         pursuant to Rule 424 has been mailed
                                         to the SEC for filing.

Suspension of                   Ford Credit's Treasurer's Office may instruct
Solicitation;                   each Agent to suspend solicitation of purchases
Amendment or                    at any time. Upon receipt of such instructions,
Supplement:                     each Agent will forthwith suspend solicitation
                                until such time as Ford Credit's Treasurer's
                                Office has advised it that solicitation of purchases may be resumed. If Ford Credit decides to amend or supplement the Registration
                                Statement or the Prospectus (other than to change rates), it will promptly advise each Agent and will furnish each of them with the proposed amendment or supplement, all consistent with its obligations under each Agency Agreement. In the event that at the time the Agents suspend solicitation of purchases there shall be any orders for settlement outstanding, Ford Credit will, consistent with its obligations under each Agency Agreement, promptly advise each Agent whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension may be delivered in connection with the settlement of such orders.
                                Ford Credit will have the sole responsibility for such decision and for any arrangements which may be made in the event that Ford Credit determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of                     A copy of the Prospectus as most recently
Prospectus:                     amended or supplemented must accompany each
                                written confirmation of a sale sent to a customer or his agent. If notice of a change in the terms of the Notes is received by an Agent between the time an order for Notes is placed and the time written confirmation thereof is sent to a customer or his agent, such confirmation shall be accompanied by a Prospectus bearing a supplement setting forth the rates in effect when the order was placed and a supplement setting forth the revised rates. Subject to the preceding paragraph, each Agent will make deliveries of the Prospectus as herein described with respect to all Notes sold by it.
                                The Trustee will make such deliveries with respect to all Notes sold directly by Ford
                                Credit.

Advertising                     Ford Credit will determine with the Agents the
Costs:                          amount of advertising that may be appropriate
                                in offering the Notes. Advertising expenses will be paid by Ford Credit.

           PART II.  PROCEDURES FOR NOTES ISSUED IN CERTIFICATED FORM


Maturities:                 The Notes must have a maturity of more than nine
                            months and not more than thirty years.  Fixed Rate
                            Notes will mature on any day selected by the initial purchaser and agreed to by Ford Credit.
                            Floating Rate Notes will mature on an Interest
                            Payment Date. The applicable Pricing Supplement will state whether the Notes are subject to redemption prior to their Maturity.

Denominations:              Unless otherwise indicated in the applicable
                            Pricing Supplement, Notes, other than Foreign
                            Currency Notes, will be issued in denominations of $25,000 or any amount in excess which is an even multiple of $1,000, subject to a minimum order of $100,000. Foreign Currency Notes will be issued in the denomination or denominations set forth in the applicable Pricing Supplement.

Form:                       Notes will be issued only in fully registered form.


Interest                    Interest on each Fixed Rate Note will be
Payments:                   payable on  March 15 and September 15 of each year
                            and at Maturity, unless otherwise specified in the applicable Pricing Supplement. Interest on each Floating Rate Note will be payable as set forth in the applicable Pricing Supplement and at Maturity. Interest will begin to accrue on the settlement date and not from the previous interest payment date.

                            Interest (other than interest payable at Maturity) will be paid by check mailed to the address of the person entitled thereto as it appears in the Security Register as of the Regular Record Dates or, at the option of Ford Credit, by wire transfer to an account maintained by such person with a bank located in the United States. The first payment of interest on any Note originally issued between a Regular Record Date and an Interest Payment Date will be made on such Interest Payment Date to the person to whom the Note was originally issued. Prior to each Interest Payment Date, the Trustee will furnish Ford Credit with a list of interest payments to be made for each Note and in total.
                            The Trustee will provide monthly to the Cash
                            Management Department of Ford Credit's Treasurer's Office (with a copy to the Accounting Services Department of Ford Credit) a list of the principal and interest to be paid on Notes maturing in the next succeeding month. Unless otherwise indicated in the applicable Pricing Supplement, Holders of Foreign Currency Notes will be paid in U.S. dollars, converted from the Specified Currency, in the manner specified in the applicable Prospectus and Prospectus Supplement for interest on Notes denominated in U.S. dollars, unless such Holder elects to be paid in the Specified Currency.

                          The Trustee will assume responsibility for withholding taxes on interest paid to non-residents of the United States

Computation               Interest on each Fixed Rate Note (including
of Interest:              payments for partial periods) will be calculated  on
                          the basis of a year of twelve 30-day months.
                          (Examples of interest calculations are as follows:
                          3-15-89 to 9-15-89 equals six months, zero days or 180 days; the interest paid equals 180/360 times the annual rate of interest times face value. The period from 4-17-89 to 9-15-89 equals four months, 28 days or 148 days; the interest paid equals 148/360 times the annual rate of interest times face value.) Interest does not accrue on the 31st day of any month.
                          Interest on Floating Rate Notes will accrue from the date of issue or from the last date to which interest has been paid up to but excluding the next succeeding
                          Interest Payment Date (each such time period an "Interest Period"). With respect to a Floating Rate
                          Note, accrued interest shall be calculated by multiplying the principal amount of such Floating Rate
                          Note by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the Interest Period or from the last date from which accrued interest is being calculated. The interest factor for each such day is computed by dividing the interest rate in effect on such day by 360, in the case of CD Rate Notes, Commercial Paper Rate Notes,
                          Federal Funds Rate Notes and LIBOR Notes, or by the actual number of days in the year, in the case of Treasury Rate Notes.

Acceptance                Notes may not be purchased in certificated form
of Orders:                unless such purchase is approved in advance
                          by Ford Credit and unless so indicated in the applicable Pricing Supplement. Unless otherwise agreed by Ford Credit and each Agent, Ford Credit will have the sole right to accept offers to purchase Notes and may reject any order in whole or in part; except that, during the overnight period from 6:00 p.m., New
                          York City time, until 8:00 a.m., New York City time, on the following day, an Agent may accept offers to purchase Notes upon terms and conditions fixed by Ford Credit. Unless otherwise instructed by Ford Credit, each Agent will promptly advise
                          Ford Credit by telephone of all offers to purchase
                          Notes received by it, other than those rejected by it. Each Agent may reject any order in whole or in part in the reasonable exercise of its discretion.
                          Unless otherwise indicated in the applicable
                          Pricing Supplement, no order for less than $100,000 principal amount of Notes will be accepted.


Same-Day Sales for settlement on the same day will be permitted only with the

Settlement:                 prior approval of the Cash Management Department of
                            Ford Credit's Treasurer's Office on an
                            exception basis and only as long as sufficient time is provided to the Trustee to effect a proper delivery. In connection with overnight trades, "settlement on the same day" shall mean settlement on the business day in The
                            City of New York next following the overnight trade. The following time schedule should be strictly followed for same-day ("cash") sales:

                                    12:00 noon - Agents cease taking orders for same-day settlement. By 12:15 p.m. - All key details (explained below under "Details for Settlement") must have been communicated (by telephone) to Ford Credit by the Agents.

                                    By 12:30 p.m. - All key details must have been communicated (by telephone) to the Trustee by Ford Credit.

                            This schedule will permit the Trustee to effect delivery to the Agents by 2:15 p.m., thereby permitting the Agents to re-deliver by 3:00 p.m. All times referred to are New York City time.

Standard                    All orders must be accepted for delivery not more
Settlement:                 than five business days in advance unless
                            otherwise agreed to by Ford Credit, the Agent and the Purchaser. In no event shall a settlement occur within the five day period immediately preceding any Interest Payment Date.

Details for                 Each Agent will advise Ford Credit of the key
Settlement:                 details for each sale for same-day settlement
                            and for overnight trades in compliance with the schedule set forth above under "Same-Day
                            Settlement". For all other transactions, each Agent will advise Ford Credit of the key details by 2:00 p.m. of the Business Day preceding the settlement date.

                            Each Agent must obtain the following key details from the purchaser and communicate them to Ford Credit's Cash Management Department by telephone:

                                    1.       Principal amount of the purchase
                                             (and currency of issuance)

                                    2.       In the case of a Fixed Rate Note,
                                             the interest rate, or, in the case
                                             of a Floating Rate Note, the
                                             initial interest rate, the
                                             Interest Reset Dates, the Interest
                                             Payment Dates, the interest rate
                                             base, Index Maturity and

                                             Spread or Spread Multiplier, if
                                             any, and, if applicable, the
                                             Minimum Interest Rate and
                                             Maximum Interest Rate

                                    3.       Settlement date

                                    4.       Maturity date

                                    5.       Price

                                    6.       Type of customer

                                    7.       Spread vs. Comparable Treasuries

                                    8.       Trade date

                                    9.       Agent's commission (only for
                                             overnight trades accepted by the
                                             Agent)

                            Unless otherwise agreed to, after receiving the key details, Ford Credit's Cash Management Department will assign a control number to the transaction, and, after recording key details and performing any necessary calculations, will communicate the applicable key details, the control number and, for Foreign Currency Notes, the equivalent U.S. dollar principal amount to the Trustee. Each such communication of the applicable key details and the control number to the Trustee by Ford Credit will be deemed to constitute a representation and warranty by Ford Credit to the Trustee and each Agent that each Note to which the communication relates is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by Ford Credit. Prior to preparing the Notes for delivery, the Trustee will obtain the following information from each Agent:

                                    1.       Exact name of the registered owner

                                    2.       Exact address of the registered
                                             owner

                                    3.       Taxpayer identification number of
                                             the registered owner

                            Such Agent will issue a confirmation to the purchaser of a Note (with copies to Ford Credit's Cash Management Department) containing the applicable key details listed above plus delivery and payment instructions.

                            Unless otherwise agreed to, the Trustee will prepare each Note with an attached three-ply stub that will serve as the documentary control of the transaction. The stub and its distribution are detailed as follows:

                                    1.       To such Agent as the basic
                                             description of the sale and
                                             for its files

                                    2.       To such Agent for time stamping at
                                             the point of delivery to it and
                                             return to the Trustee as receipt
                                             for executing delivery

                                    3.       To the Trustee for record-keeping
                                             purposes

                            In the event the Agent refuses to accept and pay for such Note because the Note was incorrectly prepared, the Trustee shall not be required to credit Ford Credit's account as provided below.

                            In no event will any settlement occur during the five day period preceding an Interest Payment Date.

Delivery                    The Trustee will deliver Notes to an Agent only
of Notes:                   against payment in funds available for immediate
                            use by Ford Credit in an amount equal to the purchase price of the Notes, less such Agent's commission; provided, however, that the Trustee may deliver Notes to an Agent, receive a receipt from such Agent for such delivery and, at a later time but on the same day, receive payment in funds available for immediate use by Ford Credit in an amount equal to the purchase price agreed upon for the Notes less such Agent's commission. If a Note is accepted by an Agent and payment is not made by such Agent by the end of the day, such Agent shall promptly return such Note unless alternative arrangements are agreed to by Ford Credit. In the case of a sale made directly by Ford Credit, the Trustee will deliver the Note directly to the purchaser or his agent against payment in funds available for immediate use by Ford Credit in an amount equal to the purchase price agreed upon for the Note. To facilitate delivery to a location outside of New
                            York City, an Agent may issue a due bill as agent for Ford Credit against payment. When a due bill is used, such Agent will deliver the Note in exchange for the due bill and the purchaser's receipt thereon and will mark the due bill
                            "cancelled" and send a copy of it to the Accounting
                            Services Department of Ford Credit.

Fails: In the event that a purchaser shall fail to accept delivery of and make payment for any Note, the Agent will forthwith notify the Trustee and Ford Credit's Cash Management Department by telephone and return the Note to the Trustee. Upon receipt of the Note, the Trustee will immediately debit the account of Ford
                            Credit in an amount equal to the amount previously credited thereto in respect of the Note and will credit the account of the Agent in like amount. Such debits and credits will be made on the settlement date, if possible, and in any event not later than the Business Day following the settlement date. If such fail shall have occurred for any reason other than default by an Agent in the performance of its obligations hereunder and under the relevant Agency Agreement, Ford Credit will reimburse the Agent on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of Ford Credit. Immediately upon receipt of the Note in respect of which the fail occurred, the Trustee will mark the Note "cancelled", make appropriate entries in its records and remit it to the Accounting Services Department of Ford Credit.

Repayment                   The Trustee will pay the principal amount of each
of Principal:               Note at Maturity or upon redemption, together with
                            accrued interest due. The Trustee will mark the Note "paid" and send it directly to the Accounting Services Department of Ford Credit with an appropriate debit advice.

Procedure for               Any decision to change the rate structure will
Rate Changes                require the following actions:

                            1.      On the date when a decision has been
                                    reached to change rates (the "Decision
                                    Date"), Ford Credit will promptly advise each Agent, who will forthwith suspend solicitation of purchases of Notes at the prior rates. In the case of rates for overnight trades, Ford Credit may, from time to time, advise a Coordinating Agent of such rates and the Coordinating Agent shall promptly advise each other Agent of those rates. In the event that rates for overnight trades change from those initially set by Ford Credit (any such change to be determined by the Coordinating Agent based upon prior instructions by Ford Credit) the Coordinating Agent shall promptly advise each other Agent of the changed rates. Each Agent will deliver a copy of the Prospectus setting forth the new rates in connection with the settlement of any outstanding orders for delayed settlement at the old rate.

                            2. Ford Credit will prepare and file a Pricing Supplement to the Prospectus pursuant to Rule 424 showing the new rates.

                            3.      Ford Credit will deliver the Pricing
                                    Supplements to each Agent and to the
                                    appropriate other parties. No Agent will solicit any orders for same-day settlement until it has received the Pricing Supplements. Ford Credit, the Trustee and each Agent will destroy all outdated Prospectuses and supplements (other than copies retained for their files) by the close of business on the day the supplement pursuant to Rule 424 has been mailed to the SEC for filing.

Suspension of               Ford Credit's Treasurer's Office may instruct the
Soliciatation;              Agents to suspend solicitation of purchases
Amendment or                at any time.  Upon receipt of such instructions,
Supplement:                 each Agent will forthwith suspend solicitation
                            until such time as Ford Credit's Treasurer's
                            Office has advised it that solicitation of purchases may be resumed. If Ford Credit decides to amend or supplement the Registration Statement or the Prospectus (other than to change rates), it will promptly advise each Agent and will furnish each of them with the proposed amendment or supplement, all consistent with its obligations under each Agency Agreement. In the event that at the time the Agents suspend solicitation of purchases there shall be any orders for settlement outstanding, Ford Credit will, consistent with its obligations under each Agency Agreement, promptly advise each Agent whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. Ford Credit will have the sole responsibility for such decision and for any arrangements which may be made in the event that Ford Credit determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of                 A copy of the Prospectus as most recently amended
Prospectus:                 or supplemented must accompany each written
                            confirmation of a sale sent to a customer or his agent. If notice of a change in the terms of the Notes is received by an Agent between the time an order for Notes is placed and the time written confirmation thereof is sent to a customer or his agent, such confirmation shall be accompanied by a Prospectus bearing a supplement setting forth the rates in effect when the order was placed and a supplement setting forth the revised rates. Subject to the preceding paragraph, each Agent will make deliveries of the Prospectus as herein described with respect to all Notes sold by it. The Trustee will make such deliveries with respect to all Notes sold directly by Ford Credit.

Advertising                 Ford Credit will determine with the Agents the
Costs:                      amount of advertising that may be appropriate
                            in offering the Notes. Advertising expenses will be paid by Ford Credit.